UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 21, 2005

Dynamic Health Products, Inc.

(Exact name of registrant as specified in its charter)

Florida	0-23031	34-1711778
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12399 Belcher Road South, Suite 140, Largo, Florida	33773
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 683-0670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial statements or a Related Audit Report or Completed Interim Review.

On September 30, 2004, Dynamic Health Products, Inc. (the “Company”) entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd. (“Laurus”) whereby the Company completed the sale to Laurus of a secured convertible note in the principal amount of $6,000,000 and a common stock purchase warrant to purchase 1,375,000 shares of the Company’s common stock. In connection therewith, a subsidiary of the Company pledged 347,938 shares of common stock of Geopharma, Inc., which are owned by the subsidiary. On March 29, 2005, the Company entered into agreements with Laurus pursuant to which the Company sold a secured convertible minimum borrowing note, with certain registration rights, with a principal amount of $2,000,000, a secured revolving note with a principal amount not to exceed $4,000,000, and a common stock purchase warrant to purchase 750,000 shares of common stock of the Company. In addition, Laurus was granted certain registration rights with respect to the convertible notes and the warrants.

In accordance with Emerging Issues Task Force (“EITF”) 00-19, “Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled in the Company’s Own Stock”, and the terms of the above warrants, the fair value of the warrants should be recorded as a liability, with an offsetting reduction to shareholders’ equity. The warrant liability is initially measured at fair value using the Black-Scholes Option Pricing Model, and is then re-valued at each reporting date, with changes in the fair value reported as non-cash charges or credits to earnings.

In connection with the Securities And Exchange Commission’s (“SEC”) review of our financial statements and the SEC’s recent interpretation of the accounting for common stock and warrants with registration rights under EITF 00-19, the SEC concluded that for agreements containing registration rights where significant liquidated damages could be required to be paid to the holder of the instrument in the event the issuer fails to maintain the effectiveness of a registration statement for a prescribed time period, the instruments subject to such liquidated damages do not meet the tests required for shareholders’ equity classification, and accordingly must be reflected as liabilities in the balance sheet until the conditions are eliminated. In analyzing instruments under EITF 00-19, the SEC concluded that the likelihood or probability related to failure to maintain an effective registration statement is not a factor.

Historically, the Company classified the common stock and warrants, with registration rights, issued to Laurus, as shareholders’ equity, as it believed these securities met the requirements necessary to record them as shareholders’ equity. After further review in accordance with the SEC’s recent interpretation of EITF 00-19, as it relates to the accounting for the common stock and warrants subject to registration rights, on November 21, 2005, the facts caused the Company’s officers to believe that our accounting for the issuance of the common stock and warrants subject to registration rights was incorrect and the Company determined that the effect of such misstatements was material. As a result, our consolidated financial statements included in our Annual Report on Form 10-KSB for the year ended March 31, 2005 and in our Quarterly Report on Form 10-QSB for the quarters ended September 30, 2004, December 31, 2004 and June 30, 2005 should no longer be relied upon.

The restated consolidated financial statements will be included in our Annual Report on Form 10-KSB for the year ended March 31, 2006, which is expected to be filed by June 29, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC HEALTH PRODUCTS, INC.

Date: June 20, 2006	/s/ Mandeep K. Taneja
Mandeep K. Taneja,
Chief Executive Officer

/s/ Cani I. Shuman
Cani I. Shuman,
Chief Financial Officer

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